SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

NAME OF FUND                         MAXIMUM ANNUAL             INITIAL TERM END
                                 OPERATING EXPENSE LIMIT              DATE

Government Money Market Fund
     Institutional Class                  0.58%                    May 31, 2010
     Institutional Sweep Class            0.83%                    May 31, 2010
     Class A Shares                       1.08%                    May 31, 2010
Core Bond Fund
     Institutional Class                  0.75%                    May 31, 2010
     Class A                              1.00%                    May 31, 2010
     Class C                              1.75%                    May 31, 2010
Diversified International Fund
     Institutional Class                  1.50%                    May 31, 2010
     Class A                              1.75%                    May 31, 2010
     Class C                              2.50%                    May 31, 2010
Quantitative Long/Short Fund
     Institutional Class                  1.70%                    May 31, 2010
     Class A                              1.95%                    May 31, 2010
     Class C                              2.70%                    May 31, 2010
Burkenroad Small Cap Fund
     Class A                              1.40%                    May 31, 2010
     Class D                              1.65%                    May 31, 2010
Louisiana Tax-Free Income Fund
     Institutional Class                  0.75%                    May 31, 2012
     Class A                              1.00%                    May 31, 2012
     Class C                              1.75%                    May 31, 2014
Mississippi Tax-Free Income Fund
     Institutional Class                  0.75%                    May 31, 2012
     Class A                              1.00%                    May 31, 2012
     Class C                              1.75%                    May 31, 2014
Diversified Income Fund
     Institutional Class                  0.90%                    May 31, 2014
     Class A                              1.15%                    May 31, 2014
     Class C                              1.90%                    May 31, 2014
U.S. Small Cap Fund
     Institutional Class                  1.10%                    May 31, 2015
     Class A                              1.35%                    May 31, 2015
     Class C                              2.10%                    May 31, 2015



Amended: November 19, 2013